                                               EDISON INTERNATIONAL

                                COMPUTATION OF BASIC AND DILUTED EARNINGS PER SHARE

                                                                      For the Quarter ended
                                                                            March 31,
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         In millions, except per-share amounts                   2002                     2001
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         Consolidated net income (loss)                         $    84                 $   (617)
         Basic weighted average shares                              326                      326
         Diluted weighted average shares                            329                      326
         Basic earnings (loss) per share                        $  0.26                 $  (1.89)
         Diluted earnings (loss) per share                      $  0.26                 $  (1.89)